UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 29, 2010
Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation)	1-6682 (Commission File Number)	05-0155090 (IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)
(401) 431-8697
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On March 29, 2010, Hasbro, Inc. (the “Company”) notified The Bank of Nova Scotia Trust Company of New York (the “Trustee”), as trustee under the indenture, dated as of November 30, 2001 (the “Indenture”), between the Company and the Trustee, of its election to redeem all of its outstanding 2.75% Convertible Senior Debentures Due 2021 (the “Securities”) on April 29, 2010 (the “Redemption Date”) at a redemption price of $1,011.31 per $1,000 principal amount of the Securities, equal to the par value thereof plus accrued and unpaid current cash interest to the Redemption Date (the “Redemption Price”). Prior to the date hereof, holders of approximately $117.8 million in principal amount of the Securities elected to convert their Securities pursuant to a conversion right under the Indenture. All of the remaining approximately $132.2 million in principal amount of the Securities outstanding will be redeemed, to the extent not converted by the holders thereof in accordance with the terms of the Indenture, on the Redemption Date, and no Securities will be outstanding thereafter. The Company expects to fund the Redemption Price with cash on hand. A copy of the Company’s press release, dated March 30, 2010, announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release, dated March 30, 2010, of Hasbro, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.
By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 30, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 30, 2010, of Hasbro, Inc.